                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                    CURRENT REPORT FOR ISSUERS SUBJECT TO THE
                           1934 REPORTING REQUIREMENTS


                                    FORM 8-K


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    June 22, 2000


                           KING PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)


          Tennessee                     0-24425                  54-1684963
(State or other jurisdiction          (Commission             (I.R.S. Employer
      of incorporation)               File Number)           Identification No.)


 501 Fifth Street, Bristol, Tennessee                                 37620
(Address of principal executive offices)                           (Zip Code)


Registrant's telephone number, including area code    (423) 989-8000


                                 Not Applicable
              (Former name, former address and former fiscal year,
                         if changed since last report)

                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.  OTHER EVENTS.

         Effective June 22, 2000, King Pharmaceuticals, Inc., a Tennessee corporation, entered a Co-Promotion Agreement with American Home Products Corporation ("AHP"). Under this agreement, King and AHP's Wyeth-Ayerst Laboratories division ("Wyeth-Ayerst") will jointly market King's product Altace(R) (ramipril), an Angiotensin Converting Enzyme ("ACE") inhibitor, in the United States and Puerto Rico.

         AHP also agreed, pursuant to an Asset Purchase Agreement dated June 22, 2000, to divest to King for $200 million its rights in the U.S. and Puerto Rico to the products Nordette(R) (an oral contraceptive), Bicillin and Wycillin.

         In connection with the transactions discussed above, AHP acquired from King, under a Stock and Note Purchase Agreement dated June 22, 2000, $75 million of King's common stock for cash. AHP also paid King $25 million in cash upon execution of the Co-Promotion Agreement. Subject to the terms and conditions of the Stock and Note Purchase Agreement and the Asset Purchase Agreement, King agreed to issue and AHPC also agreed to purchase a Note in the principal amount of $25 million.

         A press release relating to these events was issued on June 23, 2000.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements on Businesses Acquired.

                  None.

         (b)      Pro Forma Financial Information.

                  None.

         (c)      Exhibits.

                  The following exhibits are filed pursuant to Item 601 of Regulation S-K:

Exhibit
Number                   Description
------                   -----------

10.1 Co-Promotion Agreement, dated as of June 22, 2000, between American Home Products Corporation and King Pharmaceuticals, Inc.

10.2 Asset Purchase Agreement, dated as of June 22, 2000, between American Home Products Corporation and King Pharmaceuticals, Inc.

10.3 Stock and Note Purchase Agreement, dated as of June 22, 2000, between American Home Products Corporation and King Pharmaceuticals, Inc.

99.        Press Release of King Pharmaceuticals, Inc. dated June 23, 2000.



                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                            KING PHARMACEUTICALS, INC.


Date: June 30, 2000

                                            By: /s/ Brian G. Shrader
                                               ---------------------------------
                                                     Brian G. Shrader
                                                     Chief Financial Officer